AMENDMENT NUMBER 3

                           TO PARTICIPATION AGREEMENT

                                      AMONG

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                        AND ANNUITY COMPANY OF NEW YORK,

                         PIMCO VARIABLE INSURANCE TRUST,

                                       AND

                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

     WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and Allianz Global Investors Distributors, LLC (the "Underwriter") are parties to a Participation Agreement dated May 1, 2003, as amended (the "Agreement"); and

     WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

     WHEREAS, the parties wish to change the use of the terms "Account," "Contract," and "Designated Portfolios" in such a way that the Accounts, Contracts and Designated Portfolios need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A; and

     WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and

     WHEREAS, all other terms of the Agreement shall remain in full force and effect;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1. The first paragraph of the Agreement is hereby deleted and replaced with the following:

     THIS AGREEMENT, dated as of the 1st day of May, 2003 (as subsequently amended), by and among First Security Benefit Life Insurance and Annuity Company of New York, (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each account hereinafter referred to as the ("Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware statutory trust, and Allianz Global Investors Distributors LLC (formerly known as PIMCO Advisors Distributors LLC) (the "Underwriter"), a Delaware limited liability company. An Account will become subject to the terms of this Agreement as of the date such Account first invests in a Portfolio of the Fund.

2. The sixth recital clause of the Agreement is hereby deleted and replace with the following:

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     WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts");

3. The seventh recital clause of the Agreement is hereby deleted and replaced with the following

     WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company; to set aside and invest assets attributable to the aforesaid Contracts;

4. The ninth recital clause of the Agreement is hereby deleted and replaced with the following:

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the various Portfolios of the Fund on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

5. It is agreed that Company, on behalf of an Account, has access under this Agreement to all Portfolios of the Fund and all share classes thereof (including Portfolios and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Portfolios or the share classes on Schedule A. It is further agreed that a Portfolio of the Fund shall become a "Designated Portfolio" hereunder as of the date an Account of the Company first invests in such Portfolio. Notwithstanding the fact that Accounts, Contracts and Designated Portfolios need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.

6. In order to reflect the intent of this Amendment regarding Schedule A,
Section 1.1 of the Agreement is deleted and replaced with the following:

     1.1 The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of the Designated Portfolios. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, the shares of any Designated Portfolio as requested by the Company, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) a Fund series (other than a Fund series that constitutes a Designated Portfolio as of October 13, 2006) in existence now or that may be established in the future may be made available to the Company on terms different than those set forth herein as the Underwriter may so provide in writing to the Company, and (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

7.   Delete Section 5.1 and replace with the following:

     Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

                                      -2-

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8.   In order to reflect the intent of this Amendment regarding Schedule A,
     Section 12.1 of the Agreement is deleted and replaced with the following:

     12.1 All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund

9. The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 4 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST SECURITY BENEFIT LIFE
INSURANCE AND ANNUITY
COMPANY OF NEW YORK
                                                By its authorized officer

                                                By:      /s/ Thomas A. Swank
                                                         -------------------

                                                Name:    Thomas A. Swank
                                                         ---------------

                                                Title:   VP, CFO, and Treasurer
                                                         ----------------------

                                                Date:    10/13/2006
                                                         ----------



PIMCO VARIABLE INSURANCE TRUST

                                                By its authorized officer

                                                By:      /s/ Jeffrey M. Sargent
                                                         ----------------------

                                                Name:    Jeffrey M. Sargent
                                                         ------------------

                                                Title:   Senior Vice President
                                                         ---------------------

                                                Date:    10/20/2006
                                                         ----------

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

                                                By its authorized officer

                                                By:      /s/ Jim Patrick
                                                         ---------------

                                                Name:    James Patrick
                                                         -------------

                                                Title:   Managing Director
                                                         -----------------

                                                Date:    11-10-06
                                                         --------

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                                   SCHEDULE A

         ACCOUNTS - All Accounts of the Company, including, without limitation:

         Separate Account A
         Separate Account B



         CONTRACTS - All Contracts of the Company, including without limitation:


         AdvisorDesigns Variable Annuity
         AdvanceDesigns Variable Annuity
         SecureDesigns Variable Annuity
         EliteDesigns Variable Annuity


         DESIGNATED PORTFOLIOS - All Portfolios of the Fund, including without limitation:

         All Asset All Authority Portfolio
         All Asset Portfolio
         CommodityRealReturn Strategy Portfolio
         Diversified Income Portfolio
         Emerging Markets Bond Portfolio
         Foreign Bond Portfolio (U.S. Dollar-Hedged)
         Foreign Bond Portfolio (Unhedged)
         Global Bond Portfolio (Unhedged)
         High Yield Portfolio
         Long-Term U.S. Government Portfolio
         Low Duration Portfolio
         Money Market Portfolio
         Real Return Portfolio
         RealEstateRealReturn Strategy Portfolio
         Short-Term Portfolio
         StocksPLUS(R) Growth & Income Portfolio
         StocksPLUS(R) Total Return Portfolio
         Total Return Portfolio

                                      -5-

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         Total Return Portfolio II

     Additionally, the "Designated Portfolios" will include any Portfolio of the Fund created subsequent to the date hereof.

     SHARE CLASSES: - All Share Classes of the Fund*, including without limitation:

     Administrative Class
     Advisor Class
     M Class
     * Certain Share Classes are not available in certain Portfolios of the Fund.

     Additionally, a permitted share classes of a Designated Portfolio will include any share class created subsequent to the date hereof.

      Date:  October 13, 2006

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